Exhibit 10.1

EMMIS COMMUNICATIONS CORPORATION
OPTION GRANT AGREEMENT

Emmis Communications Corporation (“Emmis”) has granted you an Option to purchase Emmis Class A Common Stock, subject to the terms and conditions of the Plan referred to below and the Agreement Regarding Terms and Conditions of Grant, all of which are incorporated into this Notice by reference.  Unless you reject this Option by delivering a written rejection notice to Emmis within 120 days after the Grant Date shown below, you will be deemed to have accepted it and agreed to the terms and conditions.  A prospectus for the Plan is located on the Emmis Intranet at “www.inside.emmis.com”.

NOTICE OF GRANT

Optionee:

Grant Date:

Plan:	Emmis Communications Corporation 2015 Equity Compensation Plan

Total Option Shares Granted:

Option Price Per Share:	$___

Type of Option:	☐Incentive Stock Option ☐Non-Qualified Stock Option

Expiration Date:	Ten years from the Grant Date

Vesting Schedule:

This is an Award Agreement under the Plan shown in the above Notice of Grant.  It is dated as of the Grant Date shown in the above Notice of Grant and is between Emmis Communications Corporation and you as the Optionee named in the Notice of Grant.  Capitalized terms used in this Agreement that are not defined in this Agreement have the meanings given to them in the Plan. (For purposes of the Plan, the term “Grantee” is used instead of the term Optionee.)

The above Notice of Grant includes several important terms that are used in this Agreement.  We refer to the Option Price per Share shown in the Notice of Grant as the “Exercise Price.”  We refer to the Expiration Date shown in the Notice of Grant as the “Expiration Date.”  We refer to a number of shares of Emmis Class A Common Stock shown as the Total Option Shares Granted in the Notice of Grant as the “Option Shares.”  We refer to the option of the type shown as the Type of Option in the Notice of Grant to purchase the Option Shares for the Exercise Price under these terms and conditions as the “Option,” and any Option Shares purchased under the Option as “Purchased Shares.”

1. Grant of Option.  Subject to the terms of this Agreement and the Plan, Emmis hereby grants to you the Option to purchase the Option Shares at the Exercise Price and in the manner and subject to the conditions provided in this Agreement.

Exhibit 10.1

2. Exercise of Option.

(a) The Option is not exercisable after the Expiration Date.  You may exercise the Option in whole or in part (as to a whole number of Option Shares) at any time on or before the Expiration Date as to any Option Shares which have vested under the Vesting Schedule shown in the Notice of Grant.

(b) You may exercise this Option by giving Emmis written notice specifying the number of Option Shares you want to purchase.  The notice must be in the form prescribed by the Committee and be directed to Emmis at its principal executive offices.  The date of exercise, which is referred to as the “Exercise Date,” is the date on which your notice is received by Emmis.

(c) You may not exercise this Option unless your exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise.  You may not exercise the Option as to fewer than 100 Option Shares unless you exercise it as to all Option Shares as to which the Option can be exercised at that time.

(d) Except to the extent you use the “sale and remittance” procedure described in this subsection (d), you must pay in cash the Exercise Price for the Purchased Shares on the Exercise Date.  If the Plan allows you to pay the Exercise Price other than in cash at the time you exercise the Option, then you may also pay the Exercise Price in one of the following ways:

(1) in shares of Emmis Stock that you have held for at least six months, each valued at Fair Market Value on the Exercise Date (including through a procedure where you attest to your ownership of the shares in a form acceptable to the Committee);

(2) with the approval of the Committee, in shares of restricted Emmis Stock that you have held for at least six months, each valued at Fair Market Value on the Exercise Date;

(3) by waiver of compensation due or accrued to you for services rendered;

(4) with the consent of the Committee, by transferring property to Emmis;

(5) provided that a public market for the Stock exists:

(A) through a “same day sale” commitment from you and a broker-dealer complying with Regulation T and other rules adopted by the Board of Governors of the Federal Reserve System (“Broker-Dealer”) in which you irrevocably elect to exercise the Option and to sell a portion of the Stock you purchase in order to pay for the Option, and in which the Broker-Dealer irrevocably commits upon receipt of that Stock to forward the Exercise Price directly to Emmis; or

(B) through a “margin” commitment from you and a Broker-Dealer in which you irrevocably elect to exercise the Option and to pledge the Stock you have purchased to the Broker-Dealer in a margin account as security for a loan from the Broker-Dealer in the amount of the Exercise Price, and in which the Broker-Dealer irrevocably commits upon receipt of that Stock to forward the Exercise Price directly to Emmis; or

Exhibit 10.1

(C) through any other procedure pursuant to which you deliver to Emmis a properly executed exercise notice and instructions to deliver the resulting Stock to a stock broker that are intended to satisfy the provisions of Section 220.3(e)(4) of Regulation T issued by the Board of Governors of the Federal Reserve System as in effect from time to time;

(6) by the surrender of all or part of the Option being exercised, or

(7) such other payment method or procedure as the Committee may approve.

Emmis’ obligation to deliver the Purchased Shares pursuant to subsection 2(d)(5) described above is conditioned upon receiving from you sufficient funds to cover the Exercise Price and tax withholding obligations described in the Plan and section 8 of this Agreement.

(e) In the event that you are an employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended, you may not exercise your Option, even if vested, any sooner than six (6) months after the Grant Date specified in your Grant Notice, notwithstanding any other provision of your Option.

3. Non‑Transferability of this Option.  This Option may not be assigned, encumbered, or transferred except, (a) in the event of your death, by will or the laws of descent and distribution, or (b) to an Eligible Transferee as provided in the Plan.  This Option is exercisable during your lifetime only by you or, if transferred to an Eligible Transferee, by that Eligible Transferee as provided in the Plan.  The provisions of this Option will be binding upon, inure to the benefit of, and be enforceable by you and Emmis, by the successors and assigns of Emmis, and by your heirs, legatees and personal representatives.

4. Termination of Employment.

(a) If you have a Termination of Employment for Cause (as defined in the Plan), any part of the Option that is unexercised shall terminate upon your Termination of Employment.

(b) If you have a Termination of Employment for any reason other than Cause, then any part of the Option that is unexercised, to the extent exercisable on the date of your Termination of Employment, may be exercised in whole or in part, not later than the later of (A) the 180th day following the date of your Termination of Employment or (B) the 30th day following the last day for which you are entitled to severance payments under Emmis’ or any Subsidiary’s personnel policies, except that (i) if your Termination of Employment is caused by your death, then any part of the Option that is unexercised shall vest on the date of your death, and may be exercised, in whole or in part, at any time within one year after your death by your personal representative or by the person to whom the Option is transferred by will or the applicable laws of descent and distribution; (ii) if your Termination of Employment is on account of your Disability, then any part of the Option that is unexercised shall vest on the date of your Termination of Employment and may be exercised, in whole or in part, as if such Termination of Employment had not occurred; provided that, if you die after such Termination of Employment, such Option may be exercised, to the extent exercisable on the date of your death, by your personal representative or by the person to whom the Option is transferred by will or the applicable laws of descent and distribution within one year after your death, (iii) if your Termination of Employment results from a sale of the station, magazine or other property at which you are employed or to which you provides services, then any part of the Option that is unvested and is scheduled to vest within one year after the Termination of Employment shall vest on the date of such Termination of Employment, and (iv) if your Termination of Employment is on account of your Retirement (as defined below), then any part of the Option that is unexercised shall vest on the date of your Termination of Employment and may be exercised, in whole or in part, as if such Termination of Employment had not occurred; provided that, if you die after such Termination of Employment, such Option may be exercised, to the extent exercisable on the date of your death, by your personal representative or by the person to whom the Option is

Exhibit 10.1

transferred by will or the applicable laws of descent and distribution within one year after your death. For purposes of this Agreement, “Retirement” shall mean a Termination of Employment other than for Cause at a time when either:

(i)	the sum of the Grantee’s years of service to Emmis plus the Grantee’s age upon Termination of Employment is not less than sixty-five, or

(ii)	the Grantee is not less than fifty-five years of age and the Grantee has provided not less than ten years of service to Emmis.

For purposes of subsection 4(b), years of service to Emmis, whether completed before or after the Date of Grant, shall be included.

(c) Notwithstanding any contrary provision contained herein, this Option may not be exercised by you or an Eligible Transferee after the Expiration Date shown in the above Notice of Grant.

5. The Plan.  The terms of this Agreement are subject to the terms of the Plan.  In the case of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan control.  You acknowledge receipt of a copy of the Plan and represent (a) that you are familiar with the terms and provisions of the Plan, (b) that you have reviewed the Plan and this Agreement in their entirety, and (c) that you have had an opportunity to obtain the advice of counsel prior to accepting this Agreement and fully understand all provisions of the Option.  You agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

6. No Shareholder Rights; No Guaranty of Employment.  You do not have any of the rights of a shareholder with respect to the Option Shares until the Option Shares are issued or transferred to you after the exercise of the Option.  Nothing in this Agreement confers or will confer on you any right to continue in the employment of Emmis, or remain affiliated with Emmis or any of its Subsidiaries, or to continue as an officer or director of Emmis, and nothing in this Agreement interferes with Emmis’ right to terminate your employment at any time, with or without Cause.

7. Effect of Change of Control.  Notwithstanding the Vesting Schedule shown in the Notice of Grant, this Option immediately becomes fully exercisable on that date, if any, selected by the Committee following the occurrence of a Change in Control.

8. Withholding Tax.  If cash or shares of Emmis Stock are to be delivered upon exercise of this Option, Emmis is entitled to require as a condition of delivery (a) that you pay an amount sufficient to satisfy all federal, state and local withholding tax requirements related to the exercise of the Option, (b) the withholding of such sums from compensation otherwise due to you or from any Purchased Shares due to you under the Plan, or (c) any combination of (a) and (b).  The Committee reserves the right to revoke your right under the Plan to elect to have Option Shares withheld to satisfy your withholding tax liability.

9. Successors and Assigns.  Except to the extent otherwise provided in the Plan, the benefits of this Agreement are applicable to, and this Agreement is binding upon, Emmis and its successors and anyone to whom Emmis legally assigns it and you, anyone to whom you legally assign it and the legal representatives, heir and beneficiaries of your estate.

10. Compliance with Laws and Regulations.

(a)  Your exercise of the Option and the issuance of the Option Shares upon your exercise is subject to compliance by Emmis and you with all applicable requirements of law, including but not limited to federal and

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state securities laws, and with all applicable regulations of The Nasdaq Stock Market (or any other stock exchange, if applicable) on which the Purchased Shares may be designated or listed for trading at the time of your exercise and issuance of the Purchased Shares.

(b)  If Emmis determines that it needs to obtain approval from any regulatory body in order to issue and sell any Option Share under the Option and cannot get that approval, Emmis is not liable for not issuing and selling the Option Shares under this Option to the extent that approval was not obtained.  Emmis, however, will use its best efforts to obtain all such approvals.

(c)  If this Option is shown under Type of Option in the Notice of Grant as an incentive stock option, then it is intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code and will in all respects be interpreted and construed as to be consistent with this intention. However, as provided in the Plan, the Committee retains the discretion, at any time before the exercise of the Option, to take any action necessary to prevent such Option from being treated as an incentive stock option.

(d) It is further intended that the Option is exempt from the requirements of Internal Revenue Code Section 409A. Therefore, as otherwise provided in the Plan, this Agreement shall be administered, interpreted, and construed to carry out such intention, and any provision of this Agreement that cannot be so administered, interpreted, and construed shall to that extent be disregarded and of no effect.

11.  Adjustments for Changes in Capitalization.  If Emmis is involved in any reorganization, reclassification, recapitalization, stock split, reverse stock split, stock dividend, share combination, merger, consolidation, asset spin‑off or similar event, the Committee will make equitable adjustments of (a) the aggregate number of shares of Stock available under the Plan, (b) the number of shares of Stock covered by an Option, (c) the Exercise Price, and (d) all other matters relating to the Plan and any Option, all in such manner as may be determined by the Committee in its discretion, in order to prevent dilution or enlargement of your rights under this Option.  The Committee’s determination is conclusive in these matters.

12.  Notice of Disqualifying Disposition of ISO Shares.  If this Option is shown under Type of Option in the Notice of Grant as an incentive stock option and is exercised prior to your death, and if you (or your heirs, beneficiaries or personal representatives) sell or otherwise dispose of any of the Purchased Shares on or before the later of (a) two years after the Grant Date or (b) one year after the date of exercise of this Option, you (or any such heirs, beneficiaries or personal representatives) are required to promptly notify Emmis of the sale or other disposition.  The notice must specify the number of Purchased Shares sold or otherwise disposed of.

13.  Notices.  All notices hereunder to Emmis shall be delivered or mailed to it addressed to the Secretary, Emmis Communications Corporation, One Emmis Plaza, 40 Monument Circle, Suite 700, Indianapolis, Indiana 46204.  All notices hereunder to you, as the Optionee, shall be delivered personally or mailed to the address of your personal residence on file with Emmis.  Such addresses for the service of notices may be changed at any time provided written notice of the change is furnished in advance to the other party.

14.  Amendment.  Subject to any shareholder approval requirements of applicable law or the rules of any national securities exchange, stock market or automated quotation service on which the Stock is listed or quoted, the Committee has complete and exclusive power and authority to amend or modify this Agreement (and Emmis has the power and authority to amend or modify the Plan) at any time and in any respect, except that no such amendment or modification can adversely affect, in any material respect, any of your rights with respect to this Option, unless you consent in writing to the amendment or modification.

Exhibit 10.1

15. Entire Agreement; Governing Law; Attorneys’ Fees.  The Plan is incorporated into this Agreement by reference as if it appeared here in full.  The Plan and this Agreement together make up the entire agreement of Emmis and you with respect to the subject matter of this Agreement and supersede in their entirety all prior promises and agreements of Emmis and you with respect to the subject matter of this Agreement.  The Option must be exercised in accordance with any administrative regulations the Committee adopts from time to time.  The Option and this Agreement are to be construed, administered and governed in all respects under and by the internal laws (but not the choice of law rules) of the State of Indiana.  Each of Emmis and you hereby submits to jurisdiction before any state or federal court of record in Marion County, Indiana.

IN WITNESS WHEREOF, this Option Grant Agreement is effective as of the Grant Date.

Note: Unless you reject this Option by delivering a written rejection notice to Emmis within 120 days after the Grant Date, you will be deemed to have accepted it and agreed to the terms and conditions of this Agreement.